Exhibit 10.34

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

MASTER PRODUCT PURCHASE AGREEMENT

This Master Product Purchase Agreement (this “Agreement”) is made and entered into effective as of the 1st day of January 2018 (the “Effective Date”), by and between Smart Sand, Inc. a Delaware corporation, or its designee, with a place of business at 1000 Floral Vale Blvd., Suite 125, Yardley, Pennsylvania 19067 (“Smart Sand”) and WPX Energy Production LLC, a Delaware limited liability company with a place of business at 3500 One Williams Center, Tulsa, OK 74172 (“Buyer”).

RECITALS

A.Whereas, Smart Sand mines, processes and sells certain industrial sand products; and

B.Whereas, Smart Sand and Buyer desire to provide for the terms under which Smart Sand will sell such products to Buyer, based on firm monthly and yearly commitments as more particularly described herein.

AGREEMENT

Now therefore, in consideration of the mutual covenants herein, the parties hereto agree as follows:

1.Products, Forecasts and Quantity Commitments

1.1Subject to the terms and conditions of this Agreement, during the Term (as defined in Section 7.1), Smart Sand agrees to sell and deliver to Buyer, and Buyer agrees to purchase and accept from Smart Sand, *** (and subject to availability as determined by Smart Sand in its sole discretion, ***) mesh frac sand products based on the specifications (the “Specifications”) set forth in Appendix A attached hereto and incorporated by reference (each a “Product” and collectively, the “Products”), in the product mix specified in Appendix B attached hereto and incorporated by reference, and in quantities set forth as follows:

Prior to March 15, 2018

Prior to March 15, 2018 (the “Contract Year Commencement Date”), Buyer shall purchase *** tons of Products per month (which amount shall be prorated with respect to partial months) (the “Pre-Commencement Date Minimum Tons per Month”) in the product mix set forth on Appendix B and at the Contract Prices set forth on Appendix C attached hereto and incorporated by reference. Subject to availability as determined by Smart Sand in its sole discretion, Buyer may purchase Products in excess of the Pre-Commencement Date Minimum Tons per Month prior to the Contract Year Commencement Date at the Contract Prices set forth on Appendix C. In no event shall Products purchased prior to the Contract Year Commencement Date apply towards satisfying the Minimum Tons per Year in any Contract Year.

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On and After March 15, 2018

After the Contract Year Commencement Date, Buyer shall purchase the following minimum quarterly and annual tonnage amounts (as applicable, the “Minimum Tons per Quarter” and the “Minimum Tons per Year”):

Contract Year	Contract Year Term	Minimum Tons per Year	Minimum Tons per Quarter
1	March 15, 2018 – March 14, 2019	***	***
2	March 15, 2019 – March 14, 2020	***	***

Nothing in this Agreement shall be construed as limiting either party’s right to enter into a purchase or sale agreement with respect to any of the Products with a third party at any time.

1.2For purposes of this Agreement, a “Contract Year” shall mean the periods specified in Section 1.1.  Buyer shall provide to Smart Sand a non-binding forecast for all Product requirements in each quarter at least thirty (30) days prior to the first day of the first month of the applicable quarter.

1.3In no event will Smart Sand be required to provide to Buyer: (i) in any given month prior to the Contract Year Commencement Date, an aggregate amount of Products exceeding the Pre-Commencement Date Minimum Tons per Month (as prorated with respect to partial months); and (ii) in any given month after the Contract Year Commencement Date, an aggregate amount of Products exceeding *** of the Minimum Tons per Year specified in Section 1.1.

1.4Prior to the Contract Year Commencement Date, in the event Buyer purchases less than the Pre-Commencement Date Minimum Tons per Month (the amount of such shortfall, as prorated with respect to partial months, the “Pre-Commencement Product Shortfall Amount”), Smart Sand shall invoice after such month and Buyer shall pay to Smart Sand within *** of such invoice an amount (the “Pre-Commencement Monthly Shortfall Payment”) equal to $*** multiplied by the difference between the Pre-Commencement Product Shortfall Amount and all Replacement Products (as defined in Section 4.2) purchased during such month (the resulting amount, the “Pre-Commencement Net Shortfall Tons”) (i.e. Pre-Commencement Monthly Shortfall Payment = $*** * Pre-Commencement Net Shortfall Tons). If the Pre-Commencement Net Shortfall Tons are equal to or less than zero, then the Pre-Commencement Monthly Shortfall Payment shall be $***. Smart Sand shall have no obligation to deliver to Buyer all or any portion of any Pre-Commencement Product Shortfall Amount and Buyer shall not be entitled to any refund in connection with any Pre-Commencement Product Shortfall Amount.

1.5Subject to Section 1.6 below, in the event that Buyer purchases less than the Minimum Tons per Quarter in any quarter during any Contract Year (the amount of such shortfall, the “Product Shortfall Amount”), Smart Sand shall invoice after such quarter and Buyer shall pay to Smart Sand within *** of such invoice an amount (the “Quarterly Shortfall Payment”) equal to $*** multiplied by the difference between the Product Shortfall Amount and all Replacement Products purchased during such quarter (the resulting amount, the “Quarterly Net Shortfall Tons”) (i.e. Quarterly Shortfall Payment = $*** * Quarterly Net Shortfall Tons).  If the Quarterly Net Shortfall Tons are equal to or less than zero, then the Quarterly Shortfall Payment shall be $***. Except as set forth in Section 1.6, Smart Sand shall have no obligation to deliver to Buyer all or any portion of any Product Shortfall Amount and Buyer shall not be entitled to any refund in connection with any Product Shortfall Amount.

1.6After the Contract Year Commencement Date, Buyer may defer the purchase of up to a maximum of *** tons of Products (the “Maximum Deferred Tons”) until the end of the Term. If Buyer purchases less than *** tons in any given month (the “Monthly Benchmark”), then the total amount of deferred tons then outstanding (the “Outstanding Deferred Tons”) shall automatically increase by an amount equal to the difference between the Monthly Benchmark and the amount of tons purchased during the month (the “Monthly Shortfall Tons”) (but in no event shall the Outstanding Deferred Tons be increased to above the Maximum Deferred Tons), and Buyer shall pay to Smart Sand an amount equal to the Monthly Shortfall Tons multiplied by $*** (the resulting amount, the “Deferral Balance”).  If Buyer purchases more than the Monthly Benchmark in any given month (the “Monthly

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Excess Tons”), then: (i) the Outstanding Deferred Tons shall be automatically reduced by an amount equal to the Monthly Excess Tons (but in no event shall the Outstanding Deferred Tons be reduced to below ***; and (ii) Smart Sand shall provide a credit (the “Monthly Excess Credit”) in an amount equal to the lesser of (A) the Monthly Excess Tons multiplied by $*** or (B) the Deferral Balance, and the Deferral Balance shall be reduced by an amount equal to the Monthly Excess Credit (but in no case shall the Deferral Balance be reduced to below ***). If Buyer does not pay any Quarterly Shortfall Payment when due (and fails to cure such nonpayment within *** after such Quarterly Shortfall Payment is due), Smart Sand may, in its sole discretion, eliminate Buyer’s deferral right hereunder by providing written notice of such elimination to Buyer, and Smart Sand shall have no obligation to deliver the Outstanding Deferred Tons to Buyer or to refund the Deferral Balance to Buyer.

1.7Within *** after the date of the completion of the Term or the earlier termination of this Agreement (the “Determination Date”), Buyer shall pay to Smart Sand (the “Deferment Payment”) an amount equal to the then-applicable Contract Price multiplied by the amount of Outstanding Deferred Tons as of the Determination Date minus any Deferral Balance (i.e. Deferment Payment = (Contract Price * Outstanding Deferred Tons) – Deferral Balance).  Within *** after receiving the Deferment Payment, Smart Sand shall deliver to Buyer, in one or more shipments to be determined in Smart Sand’s sole discretion, the Outstanding Deferred Tons as of the Determination Date. Buyer may, at its option, choose to not take delivery of all or any portion of the Outstanding Deferred Tons in connection with the foregoing; provided, however, that if Buyer chooses to forego delivery of such Products, Buyer shall not be entitled to any refund of all or any portion of the Deferment Payment, any Quarterly Shortfall Payments or any other amounts paid to Smart Sand. Buyer’s choice to not take delivery shall be irrevocable and Buyer shall forfeit any title to or right to receive the Products that Buyer has chosen not to receive.

1.8Buyer shall issue purchase orders to Smart Sand setting forth the quantities of Products, applicable prices, and other details related to a specific order. All purchase orders are subject to written acceptance and acknowledgement by Smart Sand.

1.9The terms and conditions of this Agreement are the controlling terms and conditions for the purchase of Products by Buyer.  The printed terms and conditions of any purchase order, acknowledgment form, invoice or other business form of Buyer and Smart Sand shall not apply to any order. Buyer and Smart Sand agree that any purchase order issued by Buyer is for quantity and timing purposes only, and such purchase order does not amend the terms of this Agreement.

2.Price and Payment Terms

2.1The pricing for each of the Products shall be as set forth on Appendix C (“Contract Price”).  The parties agree that all Products ordered by Buyer will be loaded onto Smart Sand supplied railcars, and shipped as specified in the purchase order, provided, however, that (i) Buyer agrees to comply with all freight scheduling mechanisms and timeframes designated by Smart Sand in writing to Buyer from time to time, (ii) Buyer shall place orders in a reasonably consistent manner so as to avoid late month backlogs, and (iii) delivery of the Products shall be FCA ***, Incoterms 2010. If any railcar is short of the expected tonnage or contains damaged Products, Buyer must notify Smart Sand within *** of such railcar’s arrival at Buyer’s transload facility and the parties shall work in good faith to resolve such shortage or damage, as the case may be. If Buyer does not notify Smart Sand of such shortage or damage within such *** period, then the Products shall be automatically deemed accepted by Buyer. All quoted prices in Appendix C include rail shipment charges (consisting of the base rail rate and rail fuel surcharges charged by the rail carrier) for transporting the Products to ***; provided, however, that (A) such rail shipment charges are based upon current prices set by the rail carrier and may be increased by Smart Sand at any time (including, without limitation, prior to the Contract Year Commencement Date) in connection with any price increases set by the rail carrier, and (B) such rail shipment charges are calculated based upon unit train configurations of at least *** and the delivery and return of such railcars at least *** (“Minimum Railcar Turnaround”), and such rail shipment charges may be increased by Smart Sand if such train configuration or Minimum Railcar Turnaround does not occur. All quoted prices in Appendix C, except with respect to increases related to higher rail shipment charges, shall not increase more than *** in any given Contract Year. Buyer shall promptly return all railcars to Smart Sand, and Smart Sand shall have no liability hereunder for delivery delays caused by Buyer’s failure to promptly return railcars. For the avoidance of doubt, other than the rail shipment charges described above and railcar rental charges, all of which are included in Smart Sand’s price quote, all rail and shipping costs, fees, expenses, and charges, including, without limitation, transloading charges (including

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transloader related switching fees), diversion charges, and detention and demurrage charges (except for such detention or demurrage charges caused solely by Smart Sand’s negligence or willful misconduct) shall be borne and paid exclusively by Buyer as an additional amount due hereunder. The Contract Price shall be subject to adjustments implemented during the Term in accordance with this Section 2.1 and as set forth in Appendix C.

2.2Unless stated otherwise in an order (and agreed to in writing by Smart Sand), prices quoted by Smart Sand do not include sales, VAT, use or similar taxes.  Any such taxes, fees, duties, and customs charges imposed on Smart Sand or imposed on Buyer and charged to or paid by Smart Sand in the country or area of operations at any time shall be reimbursed to Smart Sand by Buyer.  The terms “taxes” and “duties” shall mean all fees or charges imposed, assessed or levied at any time by any governmental or other (including tribal) authority and shall include, but shall not be limited to, property, sales, use taxes, value added and excise taxes or other charges of a similar nature, customs or other duties, customs agent fees, or other charges and fees of a similar nature.  The provisions of this clause shall continue after termination of this Agreement.

2.3Except for invoices issued pursuant to Section 1.4 and Section 1.5, Smart Sand shall invoice Buyer upon shipment of Products.  Payment by Buyer shall be due and payable within *** after the date the invoice is received by Buyer. Past due invoices are subject to a monthly service charge at a rate equal to *** per month or the maximum rate from time to time permitted by applicable law. Buyer shall have the right to dispute in good faith all or any portion of an invoice by providing written notice of such dispute (together with reasonable detail of the facts underlying such dispute) to Smart Sand on or before *** after the date the invoice is received by Buyer.  If Buyer disputes any portion of an invoice in good faith, the undisputed portion shall be paid and the parties shall work in good faith to resolve such dispute. When the dispute is resolved, Smart Sand shall issue an adjustment invoice, if applicable, and Buyer shall pay any remaining amount owing as reflected on the adjustment invoice.

2.4Buyer shall reimburse Smart Sand for reasonable attorneys’ fees, necessary court costs, and other expenses incurred by Smart Sand to collect any amounts due hereunder or enforce the terms and conditions stated herein.

3.Specifications

In the event Buyer desires to change the Specifications, a request for change shall be submitted to Smart Sand in writing.  Smart Sand is free to accept or reject any requested changes to Specifications in its sole discretion and no change in Specifications shall be operative unless such changes are memorialized in a writing signed by Smart Sand.  Smart Sand shall notify Buyer of any adjustment to the Contract Price resulting from the changes to the Specifications requested by Buyer.  Buyer must agree to the adjustment to the Contract Price in writing prior to any changes to the Specifications.

4.Delivery

4.1The Products shall be delivered in accordance with Section 2.1 of this Agreement.

4.2In the event that Smart Sand is unable to supply Buyer’s purchases (which purchases shall not exceed the monthly maximum amount of Products set forth in Section 1.3), Buyer shall have the right to purchase replacement Products (“Replacement Products”) from alternative sources (which amount of Replacement Products shall not exceed the amount that Smart Sand is unable to supply) after receipt of notification from Smart Sand of Smart Sand’s failure or inability to supply. All Replacement Products purchased by Buyer shall count towards meeting Buyer’s purchase obligations set forth in Section 1.1 above (subject to the maximum monthly amount of Products set forth in Section 1.3). Except to the extent Smart Sand’s inability to supply is the result of an excusable delay set forth in Section 9, if Replacement Products are purchased by Buyer at a price that is higher than the then-applicable Contract Price, Smart Sand shall pay Buyer an amount equal to the difference between the Contract Price and the price of the Replacement Products (subject to the maximum set forth in the immediately following sentence), which shall be paid by Smart Sand to Buyer within *** of Buyer’s notification to Smart Sand of the amounts so owed. Notwithstanding the foregoing, in no event shall Smart Sand’s liability above exceed *** per ton of Replacement Products purchased by Buyer.

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5.Inspection

Smart Sand shall test the Products for compliance with the Specifications in accordance with the testing procedures set forth on Appendix D attached hereto and incorporated by reference. Smart Sand shall retain all testing records for a period of *** and shall, at Buyer’s request, supply to Buyer a copy of Smart Sand’s test sheets, certified by Smart Sand to be a true copy.  Because deliveries made pursuant to this Agreement shall be via large individual loads by rail, any inspection by Buyer shall be made at the point of loading.  Buyer may, at its expense, have a representative at Smart Sand's facility for the purpose of such inspection.  Buyer does not have the right to reject any Products that are in compliance with the Specifications, as determined by Smart Sand pursuant to its testing procedures.

6.Warranty

6.1Smart Sand warrants to Buyer that Smart Sand shall have complied in all material respects with the testing procedures set forth on Appendix D with respect to each Product.

6.2Buyer acknowledges that Products may become damaged by improper handling after delivery and that Smart Sand shall have no obligation to replace such damaged Products.

6.3THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES.  SMART SAND MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ANY PRODUCTS.

7.Term and Termination

7.1This Agreement expire at 11:59 p.m. central time on the last day of Contract Year 2 (the “Term”), unless sooner terminated as provided herein.

7.2Either party may terminate this Agreement, immediately upon written notice to the other party (i) if such other party is in material breach of any of its obligations under the Agreement and fails to cure such breach within thirty (30) business days (ten (10) business days for any breach relating to the nonpayment of undisputed invoices) after written notice thereof to such other party, or (ii) if such other party is insolvent or makes any arrangement with its creditors generally, or has a receiver appointed for all or a substantial part of its business of properties, or an insolvency, bankruptcy or similar proceeding is brought by or against such other party and involving such other party which is not dismissed within sixty (60) business days of its institution, or if such other party goes into liquidation or otherwise ceases to function as a going concern.

7.3Subject to Section 7.4 below, in the event of termination of this Agreement as provided in Section 7.2, there shall be no further liability or obligation on the part of any party hereto; provided, that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement or any fraud, and (ii) the provisions of this Section 7.3 (Effect of Termination) and Sections 1.4 (Pre-Commencement Shortfalls), 1.5 (Post-Commencement Shortfalls), 1.6 (Deferrals), 2.2 (Taxes), 2.3 (Payments), 2.4 (Credit/Collections7.4 (Termination Payments), 7.5 (Damages), 8 (Confidentiality), 10 (Limitation of Liability), 12 (Notices), 13 (Resolution of Disputes) and 15 (Miscellaneous) of this Agreement shall remain in full force and effect and survive any termination of this Agreement. Upon termination, Smart Sand shall have no further obligations to pay any costs for any Replacement Products.

7.4Notwithstanding anything to the contrary in Section 7.3: (i) in the event Buyer terminates this Agreement pursuant to Section 7.2, Buyer shall pay to Smart Sand, within thirty (30) days of the effective date of termination, all amounts due and owing to Smart Sand for Products delivered by Smart Sand prior to the effective date of termination, all other amounts due and owing under this Agreement (including, without limitation, all taxes, transportation costs, rail shipment charges, railcar rental charges, fuel surcharges, collection costs (including court costs and expenses related thereto), attorneys’ fees and expenses, and interest) and all other amounts payable by Buyer that have accrued but remain unpaid at the effective date of termination; and (ii) in the event Smart Sand

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terminates this Agreement pursuant to Section 7.2, Buyer shall pay to Smart Sand, within thirty (30) days of the effective date of termination, an amount equal to:

(A)

all amounts due and owing to Smart Sand, including without limitation, amounts due for Products delivered by Smart Sand prior to the effective date of termination, taxes, transportation costs, rail shipment charges, railcar rental charges, fuel surcharges, collection costs (including court costs and expenses related thereto), attorneys’ fees and expenses, interest, and all other amounts payable by Buyer that have accrued but remain unpaid at the effective date of termination; plus

(B)	an amount equal to: (i) $***, multiplied by (ii) the difference between the *** (i.e. the ***) and the actual tons of Products purchased by Buyer during the Term; minus
(C)	***.

7.5The parties agree that quantifying losses arising from a breach or termination of this Agreement are inherently difficult to measure and have therefore negotiated the provisions set forth above for the express purpose of avoiding any later disagreement regarding the quantum of damages.  The parties further stipulate that the agreed mechanism for calculating damages is not a penalty, but rather a reasonable measure or forecast of damages based upon the parties’ experience in the frac sand industry and given the nature of the losses that may result from a breach or termination of this Agreement.

8.Confidentiality

8.1The parties acknowledge that either party may disclose (orally or in writing) to the other confidential and proprietary information relating to the Products or each party's business (together with the terms of this Agreement relating to product mix, pricing, volume, payments, and product specifications, the “Confidential Information”).  Each party agrees that it will keep the Confidential Information of the other party disclosed to it in confidence by using at least the same degree of care to prevent unauthorized disclosure or use thereof as such party uses to protect its own confidential information of like nature, and that it will not use for its own benefit or disclose, directly or indirectly, any item of Confidential Information to any person, without the prior written consent of the disclosing party, except (i) only to those of the recipient’s affiliates, employees or advisors who need to know the same in the performance of their duties for the recipient in connection with this Agreement; or (ii) to comply with any law, rule, regulation, or legal or regulatory process (including without limitation in connection with any stock exchange or the Securities and Exchange Commission (“SEC”) review process or filing requirements) applicable to such party; provided, that such party shall use reasonable best efforts to obtain confidential treatment from the SEC or any other court or governmental authority with respect to the disclosure of such Confidential Information.

8.2The parties’ non-use and non-disclosure restrictions hereunder shall continue with respect to any item of Confidential Information until the earlier of the expiration of two (2) years following the termination of this Agreement for any reason, or until such item:  (i) is or has become publicly available; or (ii) was in the possession of, or known by, the recipient without an obligation to keep it confidential; or (iii) has been disclosed to the recipient by an unrelated third party, without an obligation to keep it confidential; or (iv) has been independently developed by the recipient without regard to the Confidential Information.

9.Excusable Delay

Neither party shall be liable for any delay or failure to perform to the extent caused by fire, flood, adverse weather conditions, explosion, war, riot, embargo, unavoidable delay in rail transportation, shortages in railcar availability, labor disputes, shortage of utilities, compliance with any laws, regulations, orders, acts or requirements from the government, civil or military authorities of which the party was unaware at the execution of this Agreement, acts of God or the public enemy, or any act or event of any nature reasonably beyond such party’s control; provided, however, that, for the avoidance of doubt, a party’s failure to perform due to a general economic downturn, industry specific downturn, or any change in a party’s financial condition or results of operations not directly caused by any of the causes set forth in this sentence or any similar cause shall not constitute an excusable delay hereunder.  In such circumstances, Buyer or Smart Sand may cancel the portion of any order subject to such

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delay by giving prompt written notice, provided that such cancellation shall apply only to that portion of the order affected by the foregoing circumstances and the balance of the order shall continue in full force and effect.  If Smart Sand’s production capacity is impaired as a result of one of the foregoing events of force majeure, then Smart Sand may allocate to Buyer a pro rata portion of Smart Sand’s total remaining production capacity taking into account Smart Sand’s impaired production capacity, Buyer’s requirements pursuant to the forecast provided by Buyer in accordance with Section 1.2, and Smart Sand’s aggregate requirements for Products under purchase agreements with other customers.

10.LIMITATION OF LIABILITY.

NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, LOST GOODWILL, LOST PROFITS, WORK STOPPAGE OR IMPAIRMENT OF OTHER GOODS, AND WHETHER ARISING OUT OF BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR IF SUCH DAMAGE COULD HAVE BEEN REASONABLY FORESEEN.

11.PRODUCT NOTIFICATION

WARNING!  MATERIAL SOLD PURSUANT TO THIS AGREEMENT MAY CONTAIN FREE SILICA – IN SUCH CIRCUMSTANCES, SEE MATERIAL WARNINGS AND DO NOT BREATHE DUST OR USE FOR SANDBLASTING.  If you breathe fine silica dust possibly contained in Products you can suffer severe, irreversible lung damage and death.  Some medical reports state inhalation of silica dust may cause lung cancer.   Medical reports also link breathing silica dust to crippling arthritis and skin and eye irritation.   NEVER USE PRODUCTS CONTAINING SILICA DUST WITHOUT NIOSH/MSHA APPROVED RESPIRATORY PROTECTIVE EQUIPMENT.

Buyer acknowledges the above warning and assumes responsibility and shall be liable for communicating this warning and providing to its employees, contractors and/or agents any equipment necessary for their protection.

12.Notice

Any notice or other communication hereunder shall be in writing and shall be deemed given and effective when delivered personally or by overnight carrier, addressed to a party at its address stated below or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section.

To Smart Sand:
Smart Sand, Inc.
1000 Floral Vale Blvd., Suite 125
Yardley, Pennsylvania 19067
Attention: James D. Young

With a copy to:	Fox Rothschild LLP
Fox Rothschild LLP
Lawrenceville, New Jersey 08648
Attention: Vincent A. Vietti

To Buyer:	WPX Energy Production LLC
3500 One Williams Center
Tulsa, Oklahoma 74103
Attention: Manager, Supply Chain Management

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13.Resolution of Disputes

13.1Except (i) when either party reasonably seeks temporary injunctive relief to avoid irreparable injury or (ii) in the case of termination in accordance with this Agreement, it is expressly agreed that prior to initiating any legal proceedings or other dispute resolution proceeding in connection with this Agreement, the party seeking relief shall provide *** prior written notice to the other party and, within such *** period (or longer, if extended by mutual written consent of the parties), authorized representatives of the parties shall meet (or confer by telephone) at least once in good faith to resolve amicably any such dispute  Neither party shall be under an obligation to provide any privileged or confidential documents that it is not otherwise obligated to provide under this Agreement and each party may seek equitable relief subject to the terms of the Agreement as it determines in its sole judgment is necessary. Unless parties otherwise agree, if the period of *** or extended period referred to above has expired and the dispute remains unresolved, parties may, by mutual written agreement, submit the dispute to arbitration or, if no such agreement is reached, either party may submit the dispute to the appropriate court or agency. For the avoidance of doubt, neither party is under any obligation to resolve any dispute through arbitration and may decline arbitration in its sole discretion.

13.2EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.3It is the intent of the parties to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods (1980).  Nothing herein shall prohibit a party from availing itself of a court of competent jurisdiction for the purpose of injunctive relief.  The parties acknowledge and agree that the respective parties may have available to them laws or remedies available under applicable local legislation; it is the intent of the parties to have the terms of this Agreement apply in every instance, including, without limitation, the choice of law and forum provisions and the respective parties agree not to avail themselves of such alternate local legislation or remedies available thereunder.  The parties acknowledge that this is a fundamental foundation for the risk allocation undertaken in this Agreement and should this provision be breached it would deny the other party the full benefit of its risk allocation and the agreed pricing structure.  Accordingly, should a party avail itself of local legislation that conflicts or negates the risk allocation contained in this Agreement, then such party shall be liable to the non-breaching party for all damages arising therefrom.

14.Compliance with Law

14.1Subject to the limitations of this Agreement, it is agreed that in the performance of this Agreement all matters shall be conducted in compliance in all material respects with any and all applicable federal, state, provincial and local (including tribal) laws, rules and regulations in the area(s) in which the matters are being conducted.  Any performance obligation arising under this Agreement is contingent on the prior receipt of all necessary government authorizations.  If either party is required to pay any fine or penalty, or is subject to a claim from the other party’s failure to comply with applicable laws, rules or regulations, the party failing to comply shall defend, indemnify and hold harmless the other party for all damages, fees and/or fines for such failure to comply to the extent of the indemnifying party’s allocable share of the failure to comply.

14.2Notwithstanding anything to the contrary, neither party shall be required to take any action or be required to refrain from taking any action prohibited, penalized or required, as applicable, under the laws of the United States, including, without limitation, the U.S. antiboycott laws.

15.Miscellaneous.

15.1This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior oral and written agreements and all contemporaneous oral negotiation, commitments and understandings of the parties.  This Agreement may not be changed or amended except by a writing executed by both parties hereto.

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15.2No party may assign this Agreement without the prior written consent, not to be unreasonably withheld, conditioned or delayed, of the other party; provided, however, that either party may assign or otherwise transfer this Agreement without the other party’s consent to (i) one of its affiliates, (ii) any of its successors (including but not limited to the purchaser of substantially all of its assets), or (iii) any financial institution providing it financing. With respect to Smart Sand, any assignment pursuant to subsections (ii) or (iii) above must be to a party having a substantially similar or better financial condition than Smart Sand.  With respect to Buyer, any assignment pursuant to subsections (i), (ii) or (iii) above must be to a party having a substantially similar or better financial condition than Buyer.  Any prohibited assignment or attempted assignment without the other party’s prior written consent shall be void.

15.3This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to that state’s conflicts of laws principles or choice of law rules.

15.4No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party’s right thereafter to exercise or enforce each and every right and provision of this Agreement.  A waiver to be valid shall be in writing, but need not be supported by consideration.  No single waiver shall constitute a continuing or subsequent waiver.

15.5This Agreement may be executed in two or more counterparts and delivered via facsimile or pdf, each of which when executed shall be deemed to be an original, and all of which shall constitute one and the same agreement.

15.6The headings herein are for reference purposes only and are not to be considered in construing this Agreement. This Agreement shall be interpreted and construed without regard to customary principles of interpretation and construction of legal instruments which construe ambiguities against the party causing an instrument to be drafted. For purposes of this Agreement, the neuter shall include the masculine and feminine, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural, and the plural shall include the singular, as the context may require.

15.7If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to render it legal, valid and enforceable while to the fullest extent possible preserving the business and financial intent and impact of the original provision, and the legality, validity and enforceability of all other provisions of the Agreement shall not be affected thereby.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Smart Sand, Inc.		WPX Energy Production, LLC
(“Smart Sand”)		(“Buyer”)

By:	/s/ Lee E. Beckelman	By:	/s/ Alan R. Killion
Name:	Lee. E. Beckelman	Name:	Alan R. Killion
Title:	CFO	Title:	Vice President

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APPENDIX A

Specifications

As of the Effective Date the standards of ISO 13503-2 and API RP 19C are identical and as indicated below.

ISO 13503-2
Turbidity (NTU)	***
Kumbein Shape Factors:
Roundness	***
Sphericity	***
Clusters (%)	***
Sieve Analysis:
<0.1% of sample larger than first specified sieve size
% In Size ***	***
% In Size ***	***
% In Size ***	***
% In Size ***	***
<1.0% in pan
Solubility in 12/3 HCL/HF for 0.5 HR @150[o]F (% Weight Loss)	***

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APPENDIX B

Product Mix Parameters

Buyer acknowledges the need for a balanced Product sales mix output from Smart Sand’s facilities.  Therefore, the following shall serve as a benchmark Product volume mix for each month during the Term.

The following product mix shall apply to this Agreement:

Product*	Monthly Product Mix (%)
***	***
***	***
Total	100%

*  Subject to availability, as determined by Smart Sand in its sole discretion, Buyer may, in lieu of purchasing *** and *** mesh Products, purchase *** and *** mesh Products at the Contract Price for *** mesh Products set forth herein.

EXECUTION COPY

APPENDIX C

Product Pricing

Base Prices consist of the price for frac sand Products, rail shipment charges and railcar rental charges, and are calculated based upon transport to ***. Contract Prices are the sum of Base Prices and quarterly fuel surcharges, as detailed below.  Pricing for shipments each month shall be based on the Contract Prices for the current quarter.

(1)	Base Prices:

Base Prices for Products, on a per ton basis, shall be as follows, subject to adjustment as set forth in Section 2.1.

Product	Contract Year 1	Contract Year 2
***	***	***
***	***	***

(2)	Fuel Surcharges:

Quarterly natural gas or propane surcharges, starting on the Effective Date, with details below:

Natural Gas Surcharge: A Natural Gas Surcharge will be applied if the Henry Hub Average Natural Gas Price (ANGP) Spot Price as listed on WWW.EIA.DOE.GOV (https://www.eia.gov/dnav/ng/ng_pri_fut_s1_m.htm) for the preceding calendar quarter is above the Bench Mark, set at $*** per MMBTU, and shall be adjusted at the end of each calendar quarter for the duration of the Agreement. A surcharge of $*** per ton for every $*** per MMBTU increase for the ANGP for the preceding calendar quarter will apply in addition to the Base Price for all products. The calculation will be prorated, i.e., if the ANGP for a prior quarter averages $*** per MMBTU, the surcharge will be $*** per ton for the following quarter.

As an example, if the average of the monthly closes of ANGP for January, February and March is $***, then $*** will be added to the applicable Base Price for April, May and June. Additionally, if the average of the monthly closes of ANGP for April, May and June is $*** or less, then $*** will be added to the Base Price for July, August and September.

For the avoidance of doubt, there shall be no Natural Gas Surcharge in any quarter where the Henry Hub ANGP Spot Price for the preceding quarter is at or below the Bench Mark.

Propane Surcharge: A Propane Surcharge will be applied if the Average Quarterly Mont Belvieu, TX Propane Spot Price (AMBTX) as listed on WWW.EIA.GOV (http://www.eia.gov/dnav/pet/hist/LeafHandler.ashx?n=pet&s=eer_epllpa_pf4_y44mb_dpg&f=m) for the preceding calendar quarter is above the Bench Mark, set at $0.75 per gallon of Propane ((Month 1 Average + Month 2 Average + Month 3 Average)/3=AMBTX), and shall be adjusted at the end of each calendar quarter for the duration of the Agreement. A surcharge of $*** per ton for every $*** per gallon increase in the AMBTX for the preceding calendar quarter will apply in addition to the Base Price for all products. The calculation will be prorated, i.e., if the AMBTX for a prior quarter averages $*** per Gallon, the surcharge will be $*** per ton for the following quarter.

As an example, if the average of the monthly closes of Mont Belvieu, TX Propane Spot for January, February and March is $***/gallon, then $*** will be added to the applicable Base Price for April, May and June. Additionally, if the average of the monthly closes of AMBTX propane for April, May and June is $***/gallon or less, then $*** will be added to the Base Price for July, August and September.

For the avoidance of doubt, there shall be no Propane Surcharge in any quarter where the AMBTX Propane Spot Price for the preceding quarter is at or below the Bench Mark.

APPENDIX D

Testing Procedures

This schedule provides an explanation of how Smart Sand will test its Products to confirm that they are compliant with the Specifications set forth in Appendix A.  All testing shall be conducted during periods when Smart Sand’s facility is operational and not during down time.  Testing shall be conducted on sand samples taken from the transfer area that leads to Smart Sand’s storage silo(s).

The testing to be performed and its frequency, shall be as follows:

1.  ***

2.  ***

3.  ***

4.  ***

In addition, Smart Sand will test and provide a sieve analysis of every rail car and send a Certificate of Analysis for each car with the corresponding invoice.